UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

FLAMEL TECHNOLOGIES S.A.

(Exact name of registrant as specified in its charter)

Republic of France	000-28508	98-0639540
(State or Other Jurisdiction Identification No.)	(Commission File Number)	(I.R.S. Employer of Incorporation)

Parc Club du Moulin à Vent
33, avenue du Docteur Georges Levy
69200 Vénissieux France	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 011 +33 472 78 34 34

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On June 14, 2016, Flamel Technologies S.A. (the “Company,” “we,” “us” or words of similar meaning) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm. The decision to dismiss PwC as the Company’s independent registered public accounting firm was approved by both the Company’s Audit Committee and the Company’s Board of Directors.

We previously disclosed in a current report on Form 8-K, dated April 15, 2016 and filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2016, that (i) on April 15, 2016, PricewaterhouseCoopers Audit (a French partnership), which was the Company’s independent registered accounting firm prior to our engagement of PwC, declined to stand for reappointment as the Company’s independent registered public accounting firm, and (ii) also on April 15, 2016, PwC was engaged as the Company’s independent registered public accounting firm. Because PwC was engaged as our independent registered public accounting firm on April 15, 2016, such firm has not issued a report on the financial statements of the Company for either of the past two fiscal years.

During the period since April 15, 2016 (the date on which PwC was engaged as the Company’s independent registered public accounting firm) through June 14, 2016 (the date of dismissal of PwC), there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in its reports on the financial statements for any applicable period.

During the period since April 15, 2016 (the date on which PwC was engaged as the Company’s independent registered public accounting firm) through June 14, 2016 (the date of dismissal of PwC), there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as follows. In Part I, Item 4 of the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2016, as filed with the SEC on May 10, 2016 (the “First Quarter 2016 Form 10-Q”), management of the Company reported on its evaluation of the effectiveness of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) as of March 31, 2016, the end of the period covered by the First Quarter 2016 Form 10-Q. The First Quarter 2016 Form 10-Q stated that, based on such evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective because of the material weaknesses in the Company’s internal control over financial reporting described in Part II, Item 9A of the Company’s Form 10-K as of December 31, 2015, which was filed with the SEC on March 15, 2016 (the “2015 Form 10-K”). The material weaknesses as of December 31, 2015 as reported in the 2015 Form 10-K, and which were still applicable as of March 31, 2016, were:

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•	Lack of sufficient personnel: We did not maintain a sufficient number of personnel with an appropriate level of knowledge, experience and training in internal control over financial reporting commensurate with our financial reporting requirements.

•	Segregation of duties: As a consequence of the above weakness we have not designed or maintained effective controls over segregation of duties and restricted access for processes, including an assessment of incompatible management responsibilities relating to the following:
o	Journal entries: We have not designed or maintained effective controls over the review, approval and documentation related to journal entries recorded in the U.S.
o	Third party vendors and third party payments: We have not designed or maintained effective controls in the U.S. over the review, approval, and ongoing maintenance of third party vendor contracts and vendor payments.
o	Cash payment process: We have not designed or maintained effective controls over the cash payment process in the U.S. We do not have an adequate process to ensure the safeguarding of the Company’s assets to support the proper functioning of internal controls.
o	Payroll and related accounts: We have not designed or maintained effective controls over the U.S. payroll process.

•	Revenue: We have not designed or maintained effective controls over the revenue process. Specifically, we have not designed or maintained effective controls over the review and approval of product prices and subsequent changes to customer prices, the authorization, review and accounting for rebate arrangements included in customer contracts and the company’s use of service providers in the revenue process.

•	Income taxes: We have not designed or maintained effective controls over the income tax process. Specifically, we have not designed or maintained effective controls related to the income tax process on a quarterly or year-end basis, including deferred tax reconciliations, valuation allowances, review of state income taxes and related apportionment, review of tax returns and return to provision differences, review of information provided to and received from the outsourced tax provider, review of effective income tax rates and any uncertain tax positions.

•	Information technology general controls and key spreadsheets: We have not designed or maintained effective controls over information technology general controls and key spreadsheets used within certain processes and management’s controls to support account balances or in the preparation of the financial statements.

•	Financial close process: We have not designed or maintained effective controls over the financial close process.

•	Monitoring controls: We did not design and maintain effective monitoring controls related to the design and operational effectiveness of our internal controls. Specifically, we did not maintain an internal audit function sufficient to monitor control activities.

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Because of the material weaknesses described in the 2015 Form 10-K, management concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2015, based on criteria in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

The material weaknesses identified by management and described in the 2015 Form 10-K and referenced in the First Quarter 2016 10-Q, were discussed by the Company’s management and the Audit Committee with PwC. The Audit Committee has authorized PwC to respond fully to the inquiries of the successor independent registered public accounting firm concerning the subject matter of each reportable event referred to above.

The Company has provided a copy of the above disclosures to PwC and requested that PwC provide the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not PwC agrees with the above disclosures. A copy of the letter of PwC dated June 15, 2016 is attached as Exhibit 16.1 to this Form 8-K.

(b) Engagement of Independent Registered Public Accounting Firm

Effective June 14, 2016, the Audit Committee and the Board of Directors of the Company approved the engagement of Deloitte & Touche LLP (“Deloitte”), as the Company’s new independent registered public accounting firm.

During the fiscal years ended December 31, 2014 and 2015, and the subsequent interim period prior to the engagement of Deloitte, neither the Company nor anyone on its behalf consulted Deloitte regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(v) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter from PricewaterhouseCoopers LLP dated as of June 15, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAMEL TECHNOLOGIES S.A.

Date: June 15, 2016	By:	/s/ Michael F. Kanan
Michael F. Kanan
Senior Vice President and
Chief Financial Officer

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Exhibit Index

16.1	Letter from PricewaterhouseCoopers LLP dated as of June 15, 2016

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